Exhibit 10.1(2)

Execution Copy

AMENDMENT NO. 2

TO THE

UPS RETIREMENT PLAN

AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2010

WHEREAS, United Parcel Service of America, Inc. (“UPS”) and its affiliated corporations established the UPS Retirement Plan (“Plan”) for the benefit of its employees, in order to provide benefits to those employees upon their retirement, disability, or death, effective as of September 1, 1961; and

WHEREAS, the Plan, as adopted and amended from time to time, was most recently amended and restated in its entirety, effective as of January 1, 2010; and

WHEREAS, the Plan was most recently amended by Amendment No. 1; and

WHEREAS, UPS desires to amend the Plan to revise the definition of Compensation to exclude payments from a state disability insurance fund that are applied to offset salary continuation benefits from the UPS Income Protection Plan.

NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 7.1 of the UPS Retirement Plan (the “Plan”), Section 1.1(o)(ii)(B) is hereby amended, effective June 1, 2011, to read as follows:

(B)	Disability payments from an insurance carrier, a state disability insurance fund, this Plan or any other disability plan maintained by an Employer Company or a Related Employer;

Except as amended by this Amendment No. 2, the Plan as in effect immediately prior to the date of this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc. based upon action by the Board of Directors on August 1st, 2011 has caused this Amendment No. 2 to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ Teri P. McClure	/s/ D. Scott Davis
Teri P. McClure Secretary	D. Scott Davis Chairman